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                                                                    EXHIBIT 99.1

FOR FURTHER INFORMATION:
Paul T. Winn
President and CEO
703-802-9200

FOR IMMEDIATE RELEASE
================================================================================

             GENICOM PURCHASES DIGITAL'S PRINTING SYSTEMS BUSINESS
               AND BECOMES EXCLUSIVE SUPPLIER OF DIGITAL-BRANDED
               PRINTER SOLUTIONS AND TECHNICAL SUPPORT WORLDWIDE

CHANTILLY, VA August 11,1997-- GENICOM Corporation (Nasdaq: GECM) today announced it has purchased Digital Equipment Corporation's (NYSE: DEC) Printing Systems Business and will become Digital's exclusive supplier of Digital-branded printer products. This multi-year agreement is structured around GENICOM assuming responsibility for Digital's printer business through an in-sourcing program that aligns GENICOM's operations as close to the inside of Digital as practical.

The parties have established a cooperative alliance where GENICOM provides a broad line of products, business planning, technical support and distribution services to Digital's marketing channels in each of their global geographies. The parties also agreed to pursue joint marketing programs for each other's capabilities, products and services.

As a result of this transaction, GENICOM will hire selected employees, acquire certain assets, receive assignment and license rights for certain intellectual properties, and have access to Digital's customer base. Additionally, Digital granted GENICOM a license to use the Digital Logo, DEC trademark and other trademarks for programs within the cooperative alliance agreement. This transaction will be implemented in two phases. The U.S. transition is effective immediately. The international transaction, which involves the sales and marketing organization, will take place on a country-by-country basis over the next several months.




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GENICOM anticipates revenue from this purchase to be approximately $100 million annually. Aligned to this opportunity, GENICOM has established a dedicated sales and marketing organization, in each of Digital's global geographical centers, to focus on Digital's channels and customers. GENICOM has also opened a new product marketing and engineering center in the Boston area, which will tailor GENICOM's broad product line of printer products to include Digital value-add for their multiple operating environments.

Paul T. Winn, President and CEO of GENICOM stated, "This transaction supports both Digital's and GENICOM's long-term strategies to focus on core businesses. Digital will strengthen its focus on core Alpha and x86 platforms, workstations, personal computers for business, semiconductors, storage, networking products, software and services, and the Internet and intranet; GENICOM, through its Document Solutions company (DSC), will continue to strengthen its position as a leader in midrange, client/server printing solutions worldwide, providing a broad range of serial matrix, line matrix and nonimpact printers, along with a complementary line of supplies, parts and services. Our strategy, to provide midrange printer solutions in multiple technologies, has always been focused on selected vertical and horizontal markets. We view the Digital environment as a broad horizontal application within this strategy."

"We are pleased with Digital's selection of GENICOM as their partner, and the opportunity to provide printer solutions to their impressive customer base. GENICOM's expansion, through Digital's channels in the Americas, Europe, Africa, Middle East and Asia-Pacific, continues to increase our presence in the global market. We look forward to our new partnerships with Digital's printer distributors and customers and expect to make this transaction as transparent as possible."

GENICOM Corporation is an international supplier of network integration, multivendor services and printer solutions. The Enterprising Service Solutions company (ESSC) provides integrated network solutions that include network integration, professional services and help desk support, in addition to, logo and multivendor on-site and off-site product repair and express parts. The Document Solutions company (DSC) designs and markets a wide range of computer printer technologies for general purpose applications. GENICOM is headquartered within metropolitan Washington, D. C.



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The discussion above contains certain forward-looking statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Company statements that are not historical facts, including statements about management's expectations, are forward-looking statements and involve risks and uncertainties. Factors that could cause the Company's actual results to differ materially from management's expectations include, but are not limited to, the following: the Company's ability to secure new customers and maintain its current customer base, risks associated with a new venture, the risk of customer delays or cancellations, the impact of competition and other risks detailed from time to time, in the Company's filings with the Securities and Exchange Commission.


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